SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                                December 8, 2003
                       ----------------------------------
                (Date of Report, date of earliest event reported)




                               NL INDUSTRIES, INC.
                              ---------------------
             (Exact name of Registrant as specified in its charter)


       New Jersey                     1-640                      13-5267260
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     (State or other               (Commission                 (IRS Employer
     jurisdiction of               File Number)               Identification
     incorporation)                                                  No.)


     5430 LBJ Freeway, Suite 1700, Dallas, TX                       75240-2697
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     (Address of principal executive offices)                       (Zip Code)



                                  (972)233-1700
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              (Registrant's telephone number, including area code)





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Item 2:  Acquisition or Disposition of Assets

     On December 8, 2003, NL Industries, Inc. ("NL") completed the distribution to its shareholders of one share of common stock of Kronos Worldwide, Inc. ("Kronos"), previously a wholly-owned subsidiary of NL, for every two shares of NL common stock outstanding as of the close of business on November 17, 2003. NL distributed approximately 23.9 million shares of Kronos' common stock, representing approximately 48.8% of the outstanding stock of Kronos. Immediately prior to the distribution of the shares of Kronos common stock, Kronos distributed a $200 million promissory note payable by Kronos to NL.

     Reference is made to the Information Statement filed by Kronos for a discussion of the transactions described above, a copy of which is filed as
Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

     At September 30, 2003, Valhi, Inc. ("Valhi") and Tremont LLC ("Tremont"), a wholly-owned subsidiary of Valhi, own an aggregate of approximately 85% of the outstanding shares of common stock of NL. Valhi, Tremont and NL are members of the same consolidated tax group for U.S. federal income tax purposes. NL is a party to a tax sharing agreement with Valhi pursuant to which NL generally computes its provision for income taxes on a separate-company basis, and NL makes payments to or receives payments from Valhi in amounts that it would have paid to or received from the U.S. Internal Revenue Service had NL not been a member of such consolidated tax group. Prior to completion of the distribution by NL to its shareholders of 48.8% of the outstanding shares of common stock of Kronos, Kronos and its qualifying subsidiaries were members of NL's tax group. Following completion of the distribution, Kronos and its qualifying subsidiaries are no longer be members of NL's tax group, but Kronos and its qualifying subsidiaries will remain members of the same tax group of which Valhi and Tremont are members. The distribution by NL to its shareholders of 48.8% of the outstanding shares of common stock of Kronos is taxable to NL, and NL is required to recognize a taxable gain equal to the difference between the fair market value of the shares of Kronos common stock distributed ($17.25 per share, equal to the closing market price of Kronos' common stock on December 8, 2003) and NL's adjusted tax basis in such stock at the date of distribution. With respect to the shares of Kronos distributed to Valhi and Tremont (20.2 million shares in the aggregate), effective December 1, 2003, Valhi and NL amended the terms of their tax sharing agreement to not require NL to pay up to Valhi the tax liability generated from the distribution of such Kronos shares to Valhi and Tremont, since the tax on that portion of the gain is deferred at the Valhi level due to Valhi, Tremont and NL being members of the same tax group. Reference is made to the Amended Tax Agreement between Valhi and NL dated as of December 1, 2003, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.





Item 7:   Financial Statements, Pro Forma Financial Information and Exhibits


          (b)  Pro forma financial information

               Pro forma  condensed  consolidated  financial  statements  of the
               Registrant,   which   present  the  pro  forma   effects  of  the
               transactions described in Item 2 above, assuming such transactions had occurred as of the dates set forth in the accompanying notes, are included herein as Exhibit 99.1.


          (c)  Exhibit

                    Item No.                    Exhibit  Index



                    10.1 Amended Tax Agreement between Valhi, Inc. and NL Industries, Inc. dated as of December 1, 2003.

                    99.1 Pro forma financial information of the Registrant.

                    99.2 Information Statement dated November 10, 2003 - incorporated by reference to
                                        Exhibit 99.1 to  Amendment  No. 4 to the
                                        General   Form   for   Registration   of
                                        Securities on Form 10 (File No. 1-31763) filed by Kronos Worldwide, Inc. with the Securities and Exchange Commission on November 14, 2003.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        NL INDUSTRIES, INC.
                                        (Registrant)



                                    By: /s/ Gregory M. Swalwell
                                        Gregory M. Swalwell
                                        Vice President, Finance



Date:  December 23, 2003